UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 29, 2019

BRIGHT HORIZONS FAMILY SOLUTIONS INC.

(Exact name of Registrant as specified in its charter)

Delaware	001-35780	80-0188269
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

200 Talcott Avenue Watertown, MA	02472
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code: (617) 673-8000

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value per share	BFAM	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR§240.12b-2).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(e)    On May 29, 2019, Bright Horizons Family Solutions Inc. (the “Company”) held its annual meeting of shareholders (the “Annual Meeting”) and the Company’s shareholders voted to approve the Company’s 2012 Omnibus Long-Term Incentive Plan, as Amended and Restated (the “Amended Equity Plan”), as further described below in this Item 5.07, effective as of May 29, 2019.

Key employees, directors, consultants and advisors of the Company and its affiliates are eligible to receive awards under the Amended Equity Plan. The maximum number of shares of common stock that may be delivered in satisfaction of awards under the Amended 2012 Plan is 2,940,082 shares, subject to certain adjustments (plus any shares that again become available for grant under the terms of the Amended Equity Plan), which is calculated as follows: 2,350,000 shares of common stock, plus 590,082 shares of common stock, which is the number of shares of common stock that remained available for awards under the existing equity plan as of April 4, 2019. In addition to increasing the number of shares of common stock available for awards under the Amended Equity Plan, other principal changes made by the Amended Equity Plan were to (i) limit the maximum grant date value of shares subject to awards granted to any non-employee director during any calendar year, plus any cash retainer and other fees paid to any non-employee director during such calendar year, to $500,000; (ii) remove the ability to grant cash awards; (iii) reflect changes to Section 162(m) of the Internal Revenue Code of 1986, as amended; (iv) implement a one-year minimum vesting schedule (subject to a carve-out of up to 5% of the shares reserved for issuance under the Amended Equity Plan, subject to adjustment as described in the Amended Equity Plan); (v) extend the term of the Amended Equity Plan; and (vi) update certain definitions and make corresponding and appropriate clarifying changes and updates. It is not possible to determine specific amounts and types of awards that may be granted under the Amended Equity Plan after the Annual Meeting because the grant and payment of such awards will be subject to the discretion of the Compensation Committee of the Board of Directors of the Company.

The summary of the Amended Equity Plan is qualified in its entirety by reference to the full text of the Amended Equity Plan, which is attached as an exhibit hereto and is incorporated herein by reference.

Item 5.07	Submission of Matters to a Vote of Security Holders

On May 29, 2019, the Company held its annual meeting of shareholders pursuant to notice duly given. Set forth below are the final voting results for each of the matters submitted to a vote of the shareholders. For more information about the proposals set forth below, please see the Company’s definitive Proxy Statement as filed with the Securities and Exchange Commission on April 12, 2019.

Proposal One: Election of Directors

All of the Board’s nominees for director were elected to serve on the Company’s Board of Directors for a term of three years, as follows:

Nominee	For	Against	Abstain	Broker Non-Votes
Lawrence M. Alleva	53,920,442	133,753	13,955	1,095,931
Joshua Bekenstein	42,788,507	11,265,688	13,955	1,095,931
Roger H. Brown	52,818,408	1,235,742	14,000	1,095,931
Marguerite Kondracke	39,356,472	14,697,687	13,991	1,095,931

Proposal Two: Advisory Vote on Named Executive Officer Compensation

The Company’s shareholders approved, on an advisory basis, the compensation paid by the Company to its named executive officers, as follows:

For	Against	Abstain	Broker Non-Votes
49,615,822	4,435,897	16,431	1,095,931

Proposal Three: Ratification of the Company’s Independent Registered Public Accounting Firm

The Company’s shareholders ratified the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2019, as follows:

For	Against	Abstain
54,777,024	373,128	13,929

The proposal to ratify the appointment of Deloitte & Touche LLP was a routine matter and, therefore, there were no broker non-votes relating to that matter.

Proposal Four: 2012 Omnibus Long-Term Incentive Plan, as Amended and Restated

The Company’s shareholders approved the 2012 Omnibus Long-Term Incentive Plan, as Amended and Restated, as follows:

For	Against	Abstain	Broker Non-Votes
53,058,951	987,766	21,433	1,095,931

Item 9.01	Financial Statements and Exhibits

(d)    Exhibits

Exhibit No.	Description

10.1	2012 Omnibus Long-Term Incentive Plan, as Amended and Restated as of May 29, 2019

10.2	Form of Non-Statutory Stock Option Agreement (Employees) under the 2012 Omnibus Long-term Incentive Plan, as Amended and Restated as of May 29, 2019

10.3	Form of Restricted Stock Agreement (Employees) under the 2012 Omnibus Long-term Incentive Plan, as Amended and Restated as of May 29, 2019

10.4	Form of Restricted Stock Unit Agreement under the 2012 Omnibus Long-term Incentive Plan, as Amended and Restated as of May 29, 2019

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

BRIGHT HORIZONS FAMILY SOLUTIONS INC.

Date:	May 30, 2019	By:	/s/ Elizabeth Boland
Elizabeth Boland Chief Financial Officer